Exhibit 15

Acknowledgment of Ernst & Young LLP,

Independent Registered Public Accounting Firm

Board of Directors

Lockheed Martin Corporation

We are aware of the incorporation by reference of our report dated October 27, 2011, relating to the unaudited condensed consolidated interim financial statements of Lockheed Martin Corporation that is included in its Form 10-Q for the quarter ended September 25, 2011, in the following Registration Statements of Lockheed Martin Corporation:

•	33-58073, 33-58075, 33-58077, 33-58079, 33-58081, and 33-58097 on Form S-8, each dated March 15, 1995;
•	33-57645 on Form S-8 (Post-Effective Amendment No. 1 to Form S-4), dated March 15, 1995;
•	33-63155 on Form S-8, dated October 3, 1995;
•	33-58083 on Form S-8 (Post-Effective Amendment No. 1), dated January 22, 1997;
•	333-20117 and 333-20139 on Form S-8, each dated January 22, 1997;
•	333-27309 on Form S-8, dated May 16, 1997;
•	333-37069 on Form S-8, dated October 2, 1997;
•	333-40997 on Form S-8, dated November 25, 1997;
•	333-58069 on Form S-8, dated June 30, 1998;
•	333-69295 on Form S-8, dated December 18, 1998;
•	333-92197 on Form S-8, dated December 6, 1999;
•	333-92363 on Form S-8, dated December 8, 1999;
•	333-78279 on Form S-8 (Post-Effective Amendments No. 2 and 3), each dated August 3, 2000;
•	333-56926 on Form S-8, dated March 12, 2001;
•	333-84154 on Form S-8, dated March 12, 2002;
•	333-105118 on Form S-8, dated May 9, 2003;
•	333-113769, 333-113770, 333-113771, 333-113772, and 333-113773 on Form S-8, each dated March 19, 2004;
•	333-115357 on Form S-8, dated May 10, 2004;
•	333-127084 on Form S-8, dated August 1, 2005;
•	333-146963 on Form S-8, dated October 26, 2007;
•	333-155682 on Form S-3, dated November 25, 2008;
•	333-155687 on Form S-8, dated November 25, 2008;
•	333-162716 on Form S-8, dated October 28, 2009;
•	333-172431 on Form S-4, dated June 28, 2011;
•	333-176440 on Form S-8, dated August 23, 2011; and
•	333-176446 on Form S-3, dated August 23, 2011.

/s/ Ernst & Young LLP

McLean, Virginia
October 27, 2011